EXHIBIT 5.1
Opinion of Manatt, Phelps & Phillips, LLP
QAD Inc.
6450 Via Real
Carpinteria, CA 93013
     Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel to QAD Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of 5,300,000 shares of Common Stock of the Company (the “Shares”) pursuant to the Company’s 2006 Stock Incentive Program (the “2006 Program”).
     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
     We have reviewed the Company’s certificate of incorporation and by-laws and the actions taken by the Company’s Board of Directors in connection with the establishment of the 2006 Program. Based on such review and consideration of the applicable provisions of Delaware General Corporation Law, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to and in accordance with (a) the provisions of option agreements duly authorized and the options having been timely granted under the 2006 Program and the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the 2006 Program and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.
     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.
     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP